Exhibit 99.1

Garrett Motion Reports First Quarter 2021

Financial Results

First Quarter 2021 Highlights

•	Net sales totaled $997 million, an increase of 33.8% on a reported basis and 25.6% at constant currency*
•	Net loss totaled $105 million; Adjusted net income* was $96 million
•	Adjusted EBITDA* increased to $176 million; Adjusted EBITDA margin* improved 320 basis points to 17.7%
•	Net cash provided by operating activities totaled $32 million
•	Adjusted free cash flow* totaled $162 million; Adjusted free cash flow conversion rate* was 169%

ROLLE, Switzerland, April 29, 2021 – Garrett Motion Inc., a leading differentiated technology provider for the automotive industry, today announced its financial results for the first quarter ended March 31, 2021.

$ millions (unless otherwise noted)	Q1 2021	Q1 2020
Net sales	997	745
Cost of goods sold	801	607
Gross profit	196	138
Gross profit %	19.7%	18.5%
Selling, general and administrative expenses	55	57
(Loss) income before taxes	(81)	53
Net (loss) income	(105)	52
Adjusted net income*	96	71
Adjusted EBITDA*	176	108
Adjusted EBITDA margin*	17.7%	14.5%
Net cash provided by operating activities	32	57
Adjusted free cash flow*	162	58

*	See reconciliations to the nearest GAAP measure in pages 4-11.

“We are encouraged by our strong start to 2021, delivering results that exceeded our expectations across all key financial metrics,” said Olivier Rabiller, Garrett President and CEO. “During the first quarter, we maintained our positive sales momentum, generating approximately $1 billion in net sales for the second consecutive quarter and outperformed global auto production by 15 percentage points. Our Adjusted EBITDA margin in the quarter improved 320 basis points, which we believe reflects our ability to leverage Garrett’s global operating platform and adapt our variable cost structure. Management’s intense focus on conversion also led to robust adjusted free cash flow, which more than doubled in Q1 to $162 million.”

Mr. Rabiller added, “Our business fundamentals remain sound with increasing demand for Garrett’s differentiated technologies complemented by our proven track record in operational excellence. We continue to expand our in-house advanced engineering capabilities and invest in world-class turbo, electrification and software solutions for both passenger and commercial vehicles on a worldwide basis.

“Through our financial restructuring, we expect to emerge shortly with a new capital structure with less debt and strong sponsorship to support our strategic vision. I am proud of our team's performance throughout this process while navigating the ongoing global pandemic. Although challenges remain, we believe our new foundation will help solidify Garrett’s technology leadership and strengthen its operations over the long-term as we continue to address the needs of an industry undergoing rapid transformation.”

Results of Operations

Net sales for the first quarter of 2021 were $997 million compared to $745 million in the first quarter of 2020, an increase of 33.8%. Net sales at constant currency increased 25.6% and total volumes expanded 30% to 3.8 million units. During the first quarter, light vehicles OEM products increased $197 million, commercial vehicles OEM products increased $44 million, aftermarket products increased $9 million, and other products increased $2 million.

The increase in light vehicles OEM products was primarily driven by higher gasoline volumes in China and higher diesel volumes in Europe. The production of Garrett’s facilities in China increased significantly, with an increase in net sales of 116% compared to the prior year period. During the first quarter of 2020, the company’s manufacturing facility in Wuhan, China, was closed for six weeks in Q1 2020 and Garrett experienced diminished production in its Shanghai, China facility during the same time period due to the COVID-19 pandemic. For the first quarter, the increase in net sales for commercial vehicles was mainly driven by higher volumes in Europe and China. The increase in aftermarket product sales was primarily driven by higher volumes in Europe, partially offset by volume decreases in North America.

Cost of goods sold for the first quarter of 2021 was $801 million versus $607 million in the first quarter of 2020 primarily due to higher volumes. Research and development expenses in the quarter were $33 million versus $30 million in the first quarter of 2020.

Gross profit percentage for the first quarter of 2021 increased to 19.7% from 18.5% in the first quarter of 2020 primarily due to higher volume leverage.

Selling, general and administrative (“SG&A”) expenses for the first quarter of 2021 decreased to $55 million from $57 million in the prior year period. As a percentage of net sales, SG&A for the quarter was 5.5% versus 7.7% in the first quarter of 2020.

Net loss for the first quarter of 2021 was $105 million compared to net income of $52 million in the first quarter of 2020.  For the first quarter of 2021, the company recorded Reorganization items - net totaling $174 million, representing professional service fees related to the Chapter 11 cases (see below under “Voluntary Filing Under Chapter 11”) of which $79 million is related to the termination and expense reimbursement of the stalking horse bid. There were no Reorganization items – net in the first quarter of 2020.

Net cash provided by operating activities for the first quarter of 2021 totaled $32 million versus $57 million in the first quarter of 2020.

Expenditures for property, plant and equipment for the first quarter of 2021 totaled $18 million, or 1.8% of net sales, compared to $39 million, or 5.2% of net sales, in the first quarter of 2020.

Additional Non-GAAP Financial Measures

Adjusted net income, which excludes Reorganization items - net, unhedged debt exposure, restructuring costs and stock-based compensation, for the first quarter of 2021 was $96 million. This compares to adjusted net income of $71 million, which excludes Honeywell indemnity obligation expenses and litigation fees, restructuring costs and stock-based compensation, in the first quarter of 2020.

Adjusted EBITDA for the first quarter of 2021 increased 63.0% to $176 million from $108 million for the same period in 2020. The Adjusted EBITDA margin increased to 17.7% in the quarter from 14.5% in the first quarter of 2020 primarily due to higher volumes.

Adjusted free cash flow, which excludes reorganization items, repositioning charges (primarily severance costs related to internal restructuring projects) and stock-based compensation, was $162 million for the first quarter of 2021 for an adjusted free cash flow conversion rate of 169%. This compares to Adjusted free cash flow of $58 million, which excludes Indemnity-related payments to Honeywell, repositioning costs and stock-based compensation, in the first quarter of 2020, for an adjusted free cash flow conversion rate of 82%.

Voluntary Filing Under Chapter 11

On September 20, 2020, Garrett and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York. The Debtors’ chapter 11 cases are being jointly administered under the caption “In re: Garrett Motion Inc., 20-12212.” For additional information regarding the chapter 11 cases, visit http://www.kccllc.net/garrettmotion.

As previously announced, on April 26, 2021, the Bankruptcy Court entered an order among other things, confirming the Garrett’s plan of reorganization. Garrett expects that effective date under the plan will occur as soon as all conditions precedent to the plan have been satisfied, and is currently targeting an effective date on or around April 30, 2021. Although Garrett is targeting occurrence of the effective date as soon as reasonably practicable, Garrett can make no assurances as to when, or ultimately if, the plan will become effective. It is also possible that technical amendments could be made to the plan prior to the effective date.

Conference Call

Garrett will host a conference call on Thursday, April 29, 2021 at 8:30 am Eastern Time / 2:30 pm Central European Time to discuss the company’s financial results for the first quarter. The conference call will be broadcast over the Internet and include a slide presentation. To access the webcast and supporting materials, please visit the investor relations section of Garrett’s website at http://investors.garrettmotion.com/. The webcast will also be archived on Garrett’s IR website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding the impact of the COVID-19 pandemic on Garrett’s business, financial results and financial conditions, industry trends, Garrett’s strategy, and Garrett’s capital structure following emergence from the Chapter 11 process. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of Garrett to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2020, and our quarterly report on Form 10-Q for the three months ended March 31, 2021, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Non-GAAP Financial Measures

This presentation includes constant currency sales growth, Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion Rate and Net cash provided by operating activities less Expenditures for property, plant and equipment , not compliant with generally accepted accounting principles in the United States (“GAAP”). The Non-GAAP financial measures provided herein are adjusted for certain items as presented in the Appendix containing Non-GAAP Reconciliations and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Garrett believes that Adjusted EBITDA and Adjusted EBITDA Margin are important indicators of operating performance because they exclude the effects of income taxes and certain other items, as well as the effects of financing and investing activities by eliminating the effects of interest and depreciation expenses and therefore more closely measures our operational performance. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. For additional information with respect to our Non-GAAP financial measures, see our annual report on Form 10-K for the year ended December 31, 2020 and our quarterly report for the period ended March 31, 2021.

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com.

Contacts:
MEDIA	INVESTOR RELATIONS
Michael Cimini	Paul Blalock
+1 973 216-3986	+1 862 812-5013
michael.cimini@garrettmotion.com	paul.blalock@garrettmotion.com

GARRETT MOTION INC.

(Debtor-in-Possession)

CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2021	2020
	(Dollars in millions, except per share amounts)
Net sales	$997	$745
Cost of goods sold	801	607
Gross profit	196	138
Selling, general and administrative expenses	55	57
Other expense, net	1	16
Interest expense (excludes contractual interest for the three months ended March 31, 2021 of $9 million)	21	16
Non-operating expense (income)	26	(4)
Reorganization items, net	174	—
(Loss) income before taxes	(81)	53
Tax expense	24	1
Net (loss) income	$(105)	$52
Earnings (loss) per common share
Basic	$(1.38)	$0.69
Diluted	$(1.38)	$0.68
Weighted average common shares outstanding
Basic	75,904,898	75,040,932
Diluted	75,904,898	76,261,545

GARRETT MOTION INC.

(Debtor-in-Possession)

CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	For the Three Months Ended March 31,
	2021	2020
	(Dollars in millions)
Net (loss) income	$(105)	$52
Foreign exchange translation adjustment	110	39
Changes in fair value of effective cash flow hedges, net of tax	1	—
Total other comprehensive income, net of tax	111	39
Comprehensive income	$6	$91

GARRETT MOTION INC.

(Debtor-in-Possession)

CONSOLIDATED INTERIM BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(Dollars in millions)
ASSETS
Current assets:
Cash and cash equivalents	$382	$592
Restricted cash	195	101
Accounts, notes and other receivables—net	807	841
Inventories—net	258	235
Other current assets	93	110
Total current assets	1,735	1,879
Investments and long-term receivables	30	30
Property, plant and equipment—net	484	505
Goodwill	193	193
Deferred income taxes	262	275
Other assets	131	135
Total assets	$2,835	$3,017
LIABILITIES
Current liabilities:
Accounts payable	$1,099	$1,019
Borrowings under revolving credit facility	370	370
Current maturities of long-term debt	6	—
Debtor-in-possession Term Loan	100	200
Accrued liabilities	277	248
Total current liabilities	1,852	1,837
Long-term debt	1,049	1,082
Deferred income taxes	2	2
Other liabilities	125	114
Total liabilities not subject to compromise	3,028	3,035
Liabilities subject to compromise	2,107	2,290
Total liabilities	$5,135	$5,325
COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT)
Common stock, par value $0.001; 400,000,000 shares authorized, 76,531,559 and 76,229,578 issued and 76,068,026 and 75,813,634 outstanding as of March 31, 2021 and December 31, 2020, respectively	$—	$—
Additional paid-in capital	30	28
Retained deficit	(2,312)	(2,207)
Accumulated other comprehensive loss	(18)	(129)
Total deficit	(2,300)	(2,308)
Total liabilities and deficit	$2,835	$3,017

GARRETT MOTION INC.

(Debtor-in-Possession)

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2021	2020
	(Dollars in millions)
Cash flows from operating activities:
Net (loss) income	$(105)	$52
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Reorganization items, net	19	—
Deferred income taxes	4	(15)
Depreciation	23	19
Amortization of deferred issuance costs	2	2
Foreign exchange loss	33	12
Stock compensation expense	2	2
Other	(6)	8
Changes in assets and liabilities:
Accounts, notes and other receivables	(2)	58
Inventories	(34)	(14)
Other assets	14	(10)
Accounts payable	74	(29)
Accrued liabilities	17	1
Obligations payable to Honeywell	—	(21)
Other liabilities	(9)	(8)
Net cash provided by operating activities	$32	$57
Cash flows from investing activities:
Expenditures for property, plant and equipment	(18)	(39)
Other	1	—
Net cash used for investing activities	$(17)	$(39)
Cash flows from financing activities:
Payments of debtor-in-possession financing	(100)	—
Proceeds from revolving credit facility	—	621
Payments of revolving credit facility	—	(555)
Payments of long-term debt	—	(1)
Debtor-in-possession financing fees	(1)	—
Other	—	(3)
Net cash (used for) provided by financing activities	(101)	62
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(30)	(13)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(116)	67
Cash, cash equivalents and restricted cash at beginning of period	693	187
Cash, cash equivalents and restricted cash at end of period	$577	$254
Supplemental Cash Flow Disclosure:
Reorganization items paid	145	—

Reconciliation of Net Income to Adjusted EBITDA(1)

	For the Three Months Ended March 31,
	2021	2020
	(Dollars in millions)
Net (loss) income — GAAP	$(105)	$52
Net interest expense	20	15
Tax expense	24	1
Depreciation	23	19
EBITDA (Non-GAAP)	$(38)	$87
Other expense, net (which consists of indemnification, asbestos and environmental expenses) (2)	—	16
Non-operating income (3)	(3)	(2)
Reorganization items, net (4)	174	—
Stock compensation expense (5)	2	2
Repositioning charges (6)	8	5
Foreign exchange gain (loss) on debt, net of related hedging (gain) loss	33	—
Adjusted EBITDA (Non-GAAP)	$176	$108
Adjusted EBITDA Margin (Non-GAAP) % (7)	17.7%	14.5%

(1)

We evaluate performance on the basis of EBITDA and Adjusted EBITDA. We define “EBITDA” as our net income/loss calculated in accordance with U.S. GAAP, plus the sum of net interest expense/income, tax expense/benefit and depreciation. We define “Adjusted EBITDA” as EBITDA, plus the sum of non-operating income/expense, other expenses, net (which consists of indemnification, asbestos and environmental expenses), stock compensation expense, reorganization items, net, repositioning charges and foreign exchange gain/loss on debt, net of related hedging gain/loss. We believe that EBITDA and Adjusted EBITDA are important indicators of operating performance and provide useful information for investors because:

•

EBITDA and Adjusted EBITDA exclude the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest and depreciation expenses and therefore more closely measure our operational performance; and

•

certain adjustment items, while periodically affecting our results, may vary significantly from period to period and have disproportionate effect in a given period, which affects comparability of our results.

In addition, our management may use Adjusted EBITDA in setting performance incentive targets in order to align performance measurement with operational performance.

(2)

The accounting for the majority of our asbestos-related liability payments and accounts payable reflect the terms of the Honeywell Indemnity Agreement with Honeywell entered into on September 12, 2018, under which Garrett ASASCO is currently required to make payments to Honeywell in amounts equal to 90% of Honeywell’s asbestos-related liability payments and accounts payable, primarily related to Honeywell’s former Bendix business in the United States, as well as certain environmental-related liability payments and accounts payable and non-United States asbestos-related liability payments and accounts payable, in each case related to legacy elements of the Bendix business, including the legal costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts and, as may be applicable, certain other recoveries associated with such liabilities. The Plan as confirmed by the Bankruptcy Court includes a global settlement with Honeywell providing for, among other things, the full and final satisfaction, settlement, release, and discharge of all liabilities under or related to the Honeywell Indemnity Agreement, that certain Indemnification Guarantee Agreement, dated as of September 27, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among Honeywell ASASCO 2 Inc. as payee, Garrett ASASCO as payor, and certain subsidiary guarantors as defined therein (the “Guarantee Agreement,” and together with the Honeywell Indemnity Agreement, the “Indemnity Agreements”) and the Tax Matters Agreement. See Note 18, Commitments and Contingencies of Notes to the Consolidated Interim Financial Statements.

(3)

Non-operating income adjustment includes the non-service component of pension expense and other expense, net and excludes interest income, equity income of affiliates, and the impact of foreign exchange.

(4)

The Company has applied ASC 852 in preparing its Consolidated Interim Financial Statements. ASC 852 requires the financial statements for periods subsequent to the Petition Date to distinguish transactions and events that are directly associated with the Company's reorganization from the ongoing operations of the business. Accordingly, certain expenses and gains incurred during the Chapter 11 Cases are recorded within Reorganization items, net in the Consolidated Interim Statements of Operations.  See Note 2, Reorganization and Chapter 11 Proceedings of Notes to the Consolidated Interim Financial Statements.

(5)	Stock compensation expense adjustment includes only non-cash expenses.
(6)	Repositioning charges adjustment primarily includes severance costs related to restructuring projects to improve future productivity.
(7)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of net sales.

Reconciliation of Constant Currency Sales % Change(1)

	For the Three Months Ended March 31,
	2021	2020
Garrett
Reported sales % change	34%	(11%)
Less: Foreign currency translation	8%	(2%)
Constant currency sales % change	26%	(9%)

Gasoline
Reported sales % change	46%	11%
Less: Foreign currency translation	10%	(3%)
Constant currency sales % change	36%	14%

Diesel
Reported sales % change	31%	(21%)
Less: Foreign currency translation	10%	(3%)
Constant currency sales % change	21%	(18%)

Commercial vehicles
Reported sales % change	31%	(18%)
Less: Foreign currency translation	5%	(1%)
Constant currency sales % change	26%	(17%)

Aftermarket
Reported sales % change	11%	(18%)
Less: Foreign currency translation	5%	(2%)
Constant currency sales % change	6%	(16%)

Other Sales
Reported sales % change	13%	(25%)
Less: Foreign currency translation	6%	(2%)
Constant currency sales % change	7%	(23%)

1 We previously referred to “constant currency sales growth” as “organic sales growth.” We define constant currency sales growth as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation. This is the same definition we previously used for “organic sales growth”. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Reconciliation of Net Income – GAAP to EBITDA and Adjusted EBITDA, and to Adjusted Free Cash Flow and Net cash provided by operations less Expenditures for property, plant and equipment

	For the Three Months Ended March 31,
	2021	2020
	(Dollars in millions)
Net (loss) income — GAAP	$(105)	$52
Net interest expense	20	15
Tax expense	24	1
Depreciation	23	19
EBITDA (Non-GAAP)	(38)	87
Other expense, net (which consists of indemnification, asbestos and environmental expenses)	—	16
Non-operating income	(3)	(2)
Reorganization items, net	174	—
Stock compensation expense	2	2
Repositioning charges	8	5
Foreign exchange gain (loss) on debt, net of related hedging (gain) loss	33	—
Adjusted EBITDA (Non-GAAP)	176	108
Change in working capital	38	15
Cash taxes	(15)	(3)
Capital expenditures	(18)	(39)
Other	—	(16)
Cash interest	(19)	(7)
Adjusted free cash flow (Non-GAAP)	162	58
Honeywell Indemnity Agreement	—	(39)
Stalking horse termination reimbursement	(79)	—
Chapter 11 professional service costs	(66)	—
Stock compensation cash	(1)	—
Repositioning cash	(2)	(1)
Net cash provided by operating activities less expenditures for property, plant and equipment (Non-GAAP)	$14	$18

Reconciliation of Cash Flow from Operations less Expenditures for PP&E to Adjusted Free Cash Flow

	For the Three Months Ended March 31,
	2021	2020
	(Dollars in millions)
Net cash provided by operating activities — GAAP	$32	$57
Expenditures for property, plant and equipment	(18)	(39)
Net cash provided by operating activities less expenditures for property, plant and equipment (Non-GAAP)	$14	$18
Honeywell Indemnity Agreement expenses	—	39
Stalking horse termination reimbursement	79	—
Chapter 11 professional service costs	66	—
Stock compensation cash	1	—
Repositioning cash	2	1
Adjusted free cash flow (Non-GAAP)	$162	$58

Reconciliation of Net Income to Adjusted Free Cash Flow Conversion Rate

	For the Three Months Ended March 31,
	2021	2020
	(Dollars in millions)
Net (loss) income — GAAP	$(105)	$52
Foreign exchange gain (loss) on debt, net of related hedging (gain) loss	33	—
Other expense, net (which consists of indemnification, asbestos and environmental expenses)	—	16
Non-operating income	(3)	(2)
Reorganization items, net	174	—
Stock compensation expense	2	2
Repositioning charges	8	5
Adjusted tax expense (1)	(13)	(2)
Adjusted net income (Non-GAAP)	$96	$71
Adjusted free cash flow (Non-GAAP)	$162	$58
Adjusted free cash flow conversion (Non-GAAP)	169%	82%

1 Adjusting items are tax effected at the same annual effective tax rate that was used at the time the adjusting item was originally recorded. If the adjusting item was not originally taxed at the annual effective tax rate, then the amount of the tax originally recorded is used.